EXHIBIT 1

JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.001 par value per share, of Catalytica Energy Systems, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of August 3, 2004.

MORGAN STANLEY

By:		/s/ Peter R. Vogelsang

	Name:	Peter R. Vogelsang
	Title:	Authorized Signatory

MORGAN STANLEY CAPITAL PARTNERS
III, INC.

By:		/s/ Kenneth Clifford

	Name:	Kenneth Clifford
	Title:	Managing Director and Chief Financial Officer

MSCP III, LLC

By:	Morgan Stanley Capital Partners III, Inc., as Member

By:		/s/ Kenneth Clifford

	Name:	Kenneth Clifford
	Title:	Managing Director and Chief Financial Officer

MORGAN STANLEY CAPITAL PARTNERS
III, L.P.

By:	MSCP III, LLC, as General Partner

By:	Morgan Stanley Capital Partners III, Inc., as Member

By:		/s/ Kenneth Clifford

	Name:	Kenneth Clifford
	Title:	Managing Director and Chief Financial Officer

MSCP III 892 INVESTORS, L.P.

By:	MSCP III, LLC, as General Partner

By:	Morgan Stanley Capital Partners III, Inc., as Member

By:		/s/ Kenneth Clifford

	Name:	Kenneth Clifford
	Title:	Managing Director and Chief Financial Officer

MORGAN STANLEY CAPITAL
INVESTORS, L.P.

By:	MSCP III, LLC, as General Partner

By:	Morgan Stanley Capital Partners III, Inc., as Member

By:		/s/ Kenneth Clifford

	Name:	Kenneth Clifford
	Title:	Managing Director and Chief Financial Officer